UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2006

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6 Manor Parkway, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 – MATERIAL DEFINITIVE AGREEMENTS

At a meeting held on August 30, 2006, the Compensation Committee of the Company’s Board of Directors granted Performance Awards for fiscal year 2006 to those of the Company’s named executive officers (as reported in the Summary Compensation Table of the Company’s proxy statement for its Annual Meeting of Shareholders) who are presently employed by the Company, under the Company’s 1998 Long Term Incentive Plan (the “Plan”).  The Performance Award was a target incentive amount for fiscal year 2007, the payment of which will depend upon the achievement by the Company (or the business unit headed by the named executive with specific business unit rather than corporate responsibilities) in fiscal year 2007 of certain financial and strategic performance targets established by the Committee.

In establishing the financial and strategic performance criteria used to calculate the percentage of target incentive compensation to be paid to an executive, the Committee, as it has in past years, used a process (known as the Balanced Performance Plan process) which identifies and weighs the key criteria which drive the success of the Company.  For fiscal year 2007, the Committee has determined that 60% of an executive’s target incentive will be based upon the attainment of three financial performance objectives (annual sales, diluted earnings per share based upon continuing operations, and operating cash flow, which shall be weighted 20, 25 and 15 percent, respectively) and the remaining 40% will be based on the attainment of four strategic objectives.  Three of the objectives for both the Company and the relevant business unit relate to growth through the completion of strategic acquisitions, the implementation of lean enterprise and other initiatives designed to improve profitability principally by reducing purchasing and manufacturing costs, and the successful and timely implementation of major new business systems.  In addition, the corporate strategic objectives include the replacement of a key business unit executive who is retiring during fiscal 2007, and the business unit strategic objectives include furtherance of the relocation of production to Mexico.  The percentage of the target incentive payable depends upon the level of attainment of the performance criteria over a threshold minimum, and may be more or less than the executive’s target incentive.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/S/ Christian Storch
Christian Storch Chief Financial Officer

Date: August 30, 2006

Signing on behalf of the registrant and as principal financial officer